Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-84159) and Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-09517) for the Security Benefit Life Insurance Company Variable Annuity Account XI.

/s/ CHRIS SWICKARD

Chris Swickard

Topeka, Kansas

April 30, 2024